CODE OF ETHICS





                                      ROWE PRICE-FLEMING INTERNATIONAL, INC.





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                                                  CODE OF ETHICS
                                                        OF
                                      ROWE PRICE-FLEMING INTERNATIONAL, INC.

                                             GENERAL POLICY STATEMENT


PURPOSE AND SCOPE OF CODE OF ETHICS. In recognition of Rowe Price-Fleming International, Inc.'s ("RPFI") commitment to maintain the highest standards of professional conduct and ethics, the firm's Board of Directors has adopted this Code of Ethics ("Code") composed of Standards of Conduct and the following Statements of Policy ("Statements"):

1.       Statement of Policy on Material, Inside (Non-Public) Information
2.       Statement of Policy on Securities Transactions
3.       Statement of Policy on Corporate Responsibility
4.       Statement of Policy with Respect to Compliance with Copyright Laws
5.       Statement of Policy with Respect to Computer Security
6.       Statement of Policy on Compliance with United States Antitrust Laws
The purpose of this Code is to help preserve our most valuable asset - the reputation of RPFI and its employees.

WHO IS SUBJECT TO THE CODE. Except as provided below, RPFI and its officers, directors and employees are all subject to the Code. In addition, the following persons are also subject to the Code:

o Any temporary or consultant where his or her assignment at RPFI exceeds or will exceed four weeks or when his or her cumulative assignment exceeds eight weeks over a twelve- month period; and







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o        Any contingent  worker  immediately at the time of engagement if his or her assignment is more than casual in nature or if he or she will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

Employees in the Baltimore office are subject to the Code of Ethics of T. Rowe Price Associates, Inc. ("Price Associates"), rather than this Code.

RPFI'S STATUS AS A FIDUCIARY. The primary responsibility of RPFI as an investment adviser is to render to its clients on a professional basis unbiased and continuous advice regarding their investments. As an investment adviser, RPFI has a fiduciary relationship with all of its clients, which means that it has an absolute duty of undivided loyalty, fairness and good faith toward its clients and mutual fund shareholders and a corresponding obligation to refrain from taking any action or seeking any benefit for itself which would, or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

WHAT CODE DOES NOT COVER. The Code was not written for the purpose of covering all policies, rules and regulations to which employees may be subject. As an example, RPFI is also subject to the rules and regulations of the Investment Management Regulatory Organization ("IMRO").

COMPLIANCE WITH CODE. Strict compliance with the provisions of this Code is considered a basic condition of employment with the firm. An employee may be required to surrender any profit realized from a transaction which is deemed to be in violation of the Code. In addition, any breach of the Code may constitute grounds for disciplinary action, including dismissal from employment. Employees may appeal to the Ethics Committee any ruling or decision rendered with respect to the Code.

QUESTIONS REGARDING THE CODE. Questions regarding the Code should be referred as follows:

1. Standards of Conduct of RPFI and its employees: The Ethics Committee or Legal Department, Baltimore.

2. Statement of Policy on Material, Inside (Non-Public) Information: Legal Depart ment, Baltim ore or the London Compl iance Team.

3. Statement of Policy on Securities Transactions: The Ethics Committee.

4. Statement of Policy on Corporate Responsibility: Corporate Responsibility Committee.

5. Statement of Policy with Respect to Compliance  with United States  Copyright
Laws: Legal Department, Baltimore.

6.  Statement  of Policy with Respect to Computer  Security and Related  Issues:
Local Help Desk or Information Security area.

7. Statement of Policy on Compliance with United States Antitrust Laws: Legal Department, Baltimore.

LIST OF COMMITTEES AND PERSONNEL. The following Committees and compliance and management personnel are referenced in the Code:

                           Brokerage/Trading Committee
                           Ethics Committee
                           Baltimore Legal Department
                           Martin Wade
                           Carol Eve
                           Christine To
                           Dottie Jones
                           Public Relations Department, Baltimore
                           London Compliance Team
                           Robert Fleming ("RF") Group Compliance
                           RF Dealing Desk
                           RF Head Dealer
                           Henry Hopkins
                           M. David Testa
                           Secretary of T. Rowe Price Associates, Inc.
                           Baltimore Compliance
                           Hong Kong Head Dealer
                           JF Compliance
                           John Ford
                           Corporate Responsibility Committee






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                           Help Desk
                           Information Security




March, 1999







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                  STANDARDS OF CONDUCT OF ROWE PRICE-FLEMING INTERNATIONAL, INC.
                                                 AND ITS EMPLOYEES

ALLOCATION OF CLIENT BROKERAGE. The firm=s policies with respect to the allocation of client brokerage are set forth in Part II of Form ADV, RPFI's registration statement filed with the United States Securities and Exchange Commission ("SEC"). It is imperative that all employees -- especially those who are in a position to make recommendations regarding brokerage allocation, or who are authorized to select brokers who will execute securities transactions on behalf of our clients -- read and become fully knowledgeable concerning our policies in this regard. Any questions regarding our firm's allocation of client brokerage should be addressed to the RPFI Brokerage/Trading Committee.

ANTITRUST. The United States antitrust laws are designed to ensure fair competition and preserve the free enterprise system. Some of the most common antitrust issues with which an employee may be confronted are in the areas of pricing (adviser fees) and trade association activity. To ensure its employees= understanding of these laws, RPFI has adopted a Statement of Policy on Compliance with United States Antitrust Laws. All employees should read and understand this Statement (see page 8-1).

COMPLIANCE WITH COPYRIGHT LAWS. To protect RPFI and its employees, RPFI has adopted a Statement of Policy with Respect to Compliance with United States
Copyright Laws. All employees should read and understand this Statement (see page 6-1).

COMPUTER SECURITY. Computer systems and programs play a central role in RPFI's operations. To establish appropriate computer security to minimize potential for loss or disruptions to our computer operations, RPFI has adopted the computer security policies of its affiliates in London, Buenos Aires, Tokyo, Singapore, Paris, and Hong Kong. Employees in each location should read and understand the policy in effect for his or her location. (see page 7-1).

CONFLICTS OF INTEREST. A direct or indirect interest in a supplier, creditor, debtor or competitor may conflict with the interests of RPFI. All employees must avoid placing themselves in a "compromising position" where their interests may be in conflict with those of RPFI or its clients.

         Relationships with Profitmaking Enterprises, Including Investment Clubs. A conflict may occur when an employee of RPFI is also employed by another firm, directly or as a consultant or independent contractor; has a direct financial interest in another firm; has an immediate family financial interest in another firm; or is a director, officer or partner of another firm.

         Employees of our firm sometimes serve as directors, officers, partners, or in other capacities with profitmaking enterprises not related to RPFI or its mutual funds. Employees are






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         generally   prohibited   from  serving  as  officers  or  directors  of
         corporations which are approved or are likely to be approved for purchase in our firm's client accounts. An employee may not accept outside employment that would require him or her to become registered
         (or  dually   registered)  as  a  representative   of  an  unaffiliated
         broker/dealer, investment adviser, or an insurance broker or company. An employee may also not become independently registered as an investment adviser. An employee who is contemplating obtaining another interest or relationship that might conflict or appear to conflict with the interests of RPFI, such as accepting employment with or an appointment as a director, officer or partner of or as a consultant or independent contractor to, an outside profitmaking enterprise or forming or participating in a stock or investment club, must receive the prior approval of the Ethics Committee. Upon review by the Ethics Committee, the employee will be advised in writing of the Committee's decision. In addition, transactions through investment clubs are subject to the firm's Statement of Policy on Securities Transactions. Decisions by the Ethics Committee regarding outside directorships in profitmaking enterprises will be reviewed by the Board of Directors before becoming final. Outside business interests (such as part-time employment, or acting as a consultant for or independent contractor to an outside profitmaking enterprise) that will not conflict or appear to conflict with the interests of the firm need not be reviewed by the Ethics Committee, but must be approved by the employee's supervisor.

         Certain employees may serve as directors or in similar positions for non-public, for-profit entities in connection with their professional activities at RPFI. An employee must obtain the permission of the Board of Directors before accepting such a position and must relinquish the position if the entity becomes publicly held, unless otherwise determined by the Board of Directors.

         Service With Nonprofitmaking Enterprises. RPFI encourages its employees to become involved in community programs and civic affairs. However, employees should not permit such activities to affect the performance of their job responsibilities. Prior to accepting a position as a trustee or member of the Board of Directors of any non-profit organization, an employee should receive the approval of the Ethics Committee.

         Relationships With Financial Service Firms. In order to avoid any actual or apparent conflicts of interest, employees are prohibited from investing in or entering into any relationship, either directly or indirectly, with corporations, partnerships, or other entities which are engaged in business as a broker, a dealer, an underwriter (including an underwriter of insurance), and/or an investment adviser. As described above, this prohibition extends to the registration and/or licensure with an unaffiliated firm. This prohibition, however, is not meant to prevent employees from purchasing publicly traded securities of broker/dealers, investment advisers or other companies engaged in the mutual fund industry. Of course, all such purchases are subject to normal prior clearance and reporting procedures. This policy does not preclude an employee from engaging an outside investment adviser to manage his






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         or her assets.

         If any member of an employee's immediate family is employed by, has a partnership interest in, or has an equity interest of .5% or more in a broker/dealer, investment adviser or other company engaged in the mutual fund industry, the relationship must be reported to the Ethics Committee.

CONFIDENTIALITY. The exercise of confidentiality extends to four major areas of our operations: internal operating procedures and planning; clients and fund shareholders; investment advice; and investment research. The duty to exercise confidentiality applies not only when an employee is with the firm, but also after he or she terminates employment with the firm.

         Internal Operating Procedures and Planning. During the years we have been in business, a great deal of creative talent has been used to develop specialized and unique methods of operations and portfolio management. In many cases, we feel these methods give us an advantage over our competitors, and we do not want these ideas disseminated outside our firm. Accordingly, employees should be guarded in discussing our business practices with outsiders. Any requests from outsiders for specific information of this type should be cleared with your supervisor before it is released.

         Also, from time to time management holds meetings with employees in which material, non-public information concerning the future plans of the firm or any of its affiliates is disclosed. Employees should never discuss confidential information with, or provide copies of written material concerning the firm's internal operating procedures or projections for the future to, unauthorized persons outside the firm.

         Clients and Fund Shareholders. In many instances, when clients subscribe to our services, we ask them to disclose fully their financial status and needs. This is done only after we have assured them that every member of our organization will hold this information in strict confidence. It is essential that we respect their trust. A simple rule for employees to follow is that the names of our clients or fund shareholders or any information pertaining to their investments must never be divulged to anyone outside the firm, not even to members of their immediate families and must never be used as a basis for personal trades over which the employee has beneficial interest or control.

         Investment Advice. Because of the fine reputation our firm enjoys, there is a great deal of public interest in what we are doing in the market. There are two major considerations that dictate why we must not provide investment "tips":

         o From the point of view of our clients, it is not fair to give other people information which clients must purchase.







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         o        From the point of view of the  firm,  it is not  desirable  to create an outside demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The reverse is true if we are selling.

         In light of these considerations, employees must never disclose to outsiders our buy and sell recommendations, securities we are considering for future investment, or the portfolio holdings of our clients or mutual funds unless the disclosure is required by law.

         The practice of giving investment advice informally to members of your immediate family should be restricted to very close relatives. Any transactions resulting from such advice are subject to the prior approval and reporting requirements of the Statement of Policy on Securities Transactions. Under no circumstances should an employee receive compensation directly or indirectly (other than from RPFI or an affiliate) for rendering advice to either clients or non-clients.

         Investment Research. Any report circulated by a research analyst is confidential in its entirety and should not be reproduced or shown to anyone outside of our organization, except our clients where appropriate.

         Understanding as to Clients' Accounts and Company Records at time of Employee Termination. The accounts of clients and mutual fund shareholders are the sole property of RPFI. This applies to all clients for whom RPFI acts as investment adviser, regardless of how or through whom the client relationship originated and regardless of who may be the (counselor) for a particular client. At the time of termination of employment with RPFI, an employee must: (1) surrender to RPFI in good condition any and all materials, reports or records (including all copies in his or her possession or subject to his or her control) developed by him or her or any other person which are considered confidential information of RPFI (except copies of any research material in the production of which the employee participated to a material extent); and (2) refrain from communicating, transmitting or making known to any person or firm any information relating to any materials or matters whatsoever which are considered by RPFI to be confidential.

Employees   must  use  care  in  disposing  of  any   confidential   records  or
correspondence. Confidential material that is to be discarded should be torn up or shredded.

CORPORATE RESPONSIBILITY. As a major institutional investor with a fiduciary duty to its clients, including its mutual fund shareholders, RPFI has adopted a Statement of Policy on Corporate Responsibility (see page 5-1). The purpose of this Statement is to establish formal standards and procedures to guide RPFI with respect to its responsibilities to deal with matters of corporate and social responsibilities which may affect the companies in which client assets are invested.






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EMPLOYMENT OF FORMER GOVERNMENT EMPLOYEES.  United States laws and regulations govern the employment of former employees of the U.S. Government and its agencies, including the SEC. In addition, certain states have adopted similar statutory restrictions. Finally, certain states and municipalities which are clients of RPFI have imposed contractual restrictions in this regard. Before any action is taken to discuss employment by RPFI of a former government employee, guidance must be obtained from the Legal Department in Baltimore ("Baltimore Legal Department").

EMPLOYMENT PRACTICES.

         Equal Opportunity. RPFI is committed to the principles of Equal Employment. We belive our continued success depends on talented people, without regard to race, color, religion, national origin, gender, age, disability, sexual orientation, Vietnam era military service or any other classification protected by law.

         This commitment to Equal Opportunity covers all aspects of the employment relationship, including recruitment, application and initial employment, promotion and transfer, selection for training opportunities, wage and salary administration, and the application of service, retirement, and employee benefit plan policies.

         All members of RPFI's staff are expected to comply with the spirit and intent of this Equal Employment Opportunity Policy.

         If you feel you have not been treated in accordance with this Policy, contact your immediate supervisor, your manager or the Baltimore Legal Department. No retaliation will be taken against any employee who reports an incident of alleged discrimination.

         Harassment. RPFI intends to provide employees a workplace free from any form of harassment. This includes sexual harassment which may result from unwelcome advances, requests for favors or any verbal or physical conduct of a sexual nature. Such actions or statements may or may not be accompanied by explicit or implied promises of preferential treatment or negative consequences in connection with one's employment. Harassment might include uninvited sex-oriented conversations, touching, comments, jokes, suggestions or innuendos. This type of behavior can create a stressful, intimidating and offensive atmosphere; it may adversely affect morale and work performance.

         Any employee who feels offended by the action or comments of another, or any employee who has observed such behavior, should report the matter, in confidence, to his or her immediate supervisor or manager. If that presents a problem, report the matter to Martin Wade or the Baltimore Legal Department. All complaints will be investigated immediately






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         and  confidentially.  Any employee  who has behaved in a  reprehensible manner will be subject to disciplinary action in keeping with the gravity of the offense.

         Drug and Alcohol Abuse. RPFI's policy is to maintain a drug-free workplace and prevent alcohol abuse. This policy fosters a safe, healthful and productive environment for its employees and customers and protects RPFI's property, equipment, operations and reputation in the community and the industry.

PAST AND CURRENT LITIGATION. As a condition of employment, new employees answer a questionnaire regarding certain regulatory and related matters. RPFI uses the information obtained through these questionnaires and others to answer questions asked on United States, state, IMRO and other governmental registration forms and for insurance and bonding purposes. Each employee is responsible for keeping answers on the questionnaire current. If an employee becomes party to any proceeding that could lead to his or her conviction for any felony or misdemeanor (other than traffic or other minor offenses) or becomes the subject of a regulatory action by the SEC, IMRO, a state, or any government, regulatory agency, or self-regulatory organization relating to securities or investment activities, he or she should notify the Baltimore Legal Department promptly.

FINANCIAL REPORTING. RPFI's records are maintained in a manner that provides for an accurate record of all financial transactions in conformity with generally accepted accounting principles. No false or deceptive entries may be made and all entries must contain an appropriate description of the underlying transaction. All reports, vouchers, bills, invoice, payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete representation of the facts.

HEALTH AND SAFETY IN THE WORKPLACE. RPFI recognizes its responsibility to provide employees a safe and healthful workplace and proper facilities to help them do their jobs effectively.

ILLEGAL PAYMENTS AND INDUCEMENTS. U.S., U.K., state, and certain foreign laws prohibit the payment of bribes, kickbacks, inducements or other illegal gratuities or payments by or on behalf of RPFI. RPFI, through its policies and practices, is committed to comply fully with these laws. The United States Foreign Corrupt Practices Act makes it a crime to corruptly give, promise or authorize payment, in cash or in kind, for any service to a foreign official or political party in connection with obtaining or retaining business. If an employee is solicited to make or receive an illegal payment, he or she should contact the Baltimore Legal Department.

MARKETING AND SALES ACTIVITIES. All written and oral marketing materials and presentations (including performance data) must be in compliance with applicable SEC, National Association of Securities Dealers, Inc. ("NASD"), IMRO and Association of Investment Management and Research ("AIMR") requirements. All advertisements, sales literature, and other






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written  marketing  materials  must be reviewed and approved by the  advertising section of the Baltimore Legal Department prior to use. All performance data distributed outside the firm, including total return and yield information, must be obtained from the Baltimore RPFI Performance Group before distribution.

POLICY REGARDING ACCEPTANCE AND GIVING OF GIFTS AND GRATUITIES. The firm, as well as its employees and members of their families, should not accept or give gifts that might in any way create or appear to create a conflict of interest or interfere with the impartial discharge of our responsibilities to clients or place our firm in a difficult or embarrassing position.

Such gifts would include gratuities or other accommodations from or to business contacts, brokers, securities salespersons, approved companies, suppliers, clients, or any other individual or organization with whom our firm has a business relationship, but would not include certain types of business entertainment as described later in this section.

         Receipt of Gifts. Personal contacts may lead to gifts which are offered on a friendship basis and may be perfectly proper. It must be remembered, however, that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received.

         Under no circumstances may employees accept gifts from any business or business contact in the form of cash or cash equivalents, including gift certificates. There may be an occasion where it might be awkward to refuse a token expression of appreciation given in the spirit of friendship. In such cases, the value should not exceed $100 (U.S. dollars) from each business or business contact in any twelve-month period. Gifts received which are unacceptable according to this policy must be returned to the donors.

         Giving of Gifts. An employee may never give a gift to a business contact in the form of cash or cash equivalents, including gift certificates. Token gifts may be given to business contacts, but the aggregate value of all such gifts given to the business contact may not exceed $100 (U.S. dollars) in any twelve-month period without the permission of the Ethics Committee. If an employee believes that it would be appropriate to give a gift with a value exceeding $100 to a business contact in a specific situation, he or she must submit a written request to the Ethics Committee. The request should specify:

                  o        the name of the giver;
            o        the name of the intended recipient and his or her employer;
                  o        the nature of the gift and its monetary value;
                  o        the nature of the business relationship; and
                  o        the reason the gift is being given.

NASD regulations prohibit exceptions to the $100 (U.S. dollars) limit for gifts given in






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         connection  with  Investment  Services=  business.  The Corporate  Gift
         Department in Baltimore or compliance personnel in London (the "London Compliance Team"), as appropriate, will retain a record of all gifts given in connection with Investment Services= business, as required by NASD Conduct Rule 3060.

         Entertainment. Our firm's $100 (U.S. dollars) limit on the acceptance and giving of gifts not only applies to gifts of merchandise, but also covers the enjoyment or use of property or facilities for weekends, vacations, trips, dinners, and the like. However, this limitation does not apply to dinners, sporting events and other activities which are a normal part of a business relationship. The acceptance of an invitation from brokers to sporting or other events is an appropriate way to maintain good relationships. However, if any employee engages in such activities in excess, serious conflict of interest questions can arise. When such invitations involve time away from the office, they should be checked by the employee's supervisor. As a matter of firm policy, employees are limited to two days in any calendar year for such entertainment events. Further invitations may be accepted, but they must be accommodated within the employee's own time or holiday leave. Acceptance of invitations under this rule should be advised to the relevant recordkeeper of holiday entitlements, otherwise these days will be deducted from holiday entitlements.

         To illustrate the principle behind the entertainment policy, the following examples are provided:

                  First Example: The head of institutional research at brokerage firm "X" (whom you have known and done business with for a number of years) invites you and your husband to join her and her husband for dinner and afterwards a theatrical production.

                  Second Example: You wish to see a recent hit musical in London, but are told it is sold out. You call a broker friend who works at company "X" to see if he can get tickets for you. The broker says yes and offers you two tickets free of charge.

                  Third Example: You have been invited by a vendor to a multi-day excursion to a resort where the primary focus is entertainment as opposed to business. The vendor has offered to pay your travel and lodging for this trip.

         In the first example, it would be proper for you to accept the invitation.

         With respect to the second example, it would not be proper to solicit a person doing business with the firm for free tickets to any event. You could, however, accept the






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tickets if you pay for them at their fair value or, if  greater,  at the cost to the broker.

         With respect to the third example, trips of substantial value, such as multi-day excursions to resorts, hunting locations or sports events, where the primary focus is entertainment as opposed to business activities, would not be considered a normal part of a business relationship. Generally, such invitations may not be accepted unless our firm or the employee pays for the cost of the excursion and the employee has obtained approval from Martin Wade or his designee.


         The same principles apply if an employee wishes to entertain a business contact. Inviting business contacts and, if appropriate, their guests, to an occasional meal, sporting event, the theater, or comparable entertainment is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety. If an employee wishes to pay for a business guest=s transportation (e.g., airfare) and/or accommodations as part of business entertainment, he or she must first receive the permission of the Ethics Committee.

RESEARCH TRIPS. Occasionally, brokers or portfolio companies invite employees of our firm to attend or participate in research conferences, tours of portfolio companies' facilities, or meetings with the management of such companies. These invitations may involve traveling extensive distances to and from the sites of the specified activities and may require overnight lodging. Employees may not accept any such invitations until approval has been secured from Martin Wade or his designee. As a general rule, such invitations should only be accepted after a determination has been made that the proposed activity constitutes a valuable research opportunity which will be of primary benefit to our clients. All travel expenses to and from the sites of the activities and the expenses of any overnight lodging, meals or other accommodations provided in connection with such activities, should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable. Employees may not accept reimbursement from brokers or portfolio companies for travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from brokers or portfolio companies.

POLITICAL ACTIVITIES. Employees are encouraged to participate and vote in all national and local elections.

No political contribution of corporate funds, direct or indirect, to any political candidate or party, or to any other organization that might use the contribution for a political candidate or party, or use of corporate property, services or other assets may be made without the written approval of the
Baltimore Legal Department. These prohibitions cover not only direct contributions but also indirect assistance or support of candidates or political parties through purchase of tickets to special dinners or other fund raising events, or the furnishing of any other goods, services or equipment to political parties or committees.

PROTECTION OF CORPORATE ASSETS. All employees are responsible for taking measures to ensure that RPFI's assets are properly protected. This responsibility not only applies to our business facilities, equipment and supplies, but also to intangible assets such as: proprietary, research or marketing information; corporate trademarks and servicemarks; and copyrights.

QUALITY OF SERVICES. It is a continuing policy of RPFI to provide investment products and services which: (1) meet applicable laws, regulations and industry standards; (2) are offered to the public in a manner which ensures that each client/shareholder understands the objectives of each investment product selected; and (3) are properly advertised and sold in accordance with all applicable SEC, IMRO, state and NASD rules and regulations.

The quality of RPFI's investment products and services and operations affects our reputation, productivity, profitability and market position. RPFI's goal is to be quality leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

RECORD RETENTION. Under various U.S., U.K., and other governmental laws and regulations, RPFI is required to produce, maintain and retain various records, documents and other written (including electronic) communications. Each employee is responsible for adhering to RPFI's record maintenance and retention policies. Any questions regarding this requirement should be addressed to the Baltimore Legal Department.

REFERRAL FEES. United States securities laws strictly prohibit the payment of any type of referral fee unless certain conditions are met. This would include any compensation to persons who refer clients or shareholders to us (e.g., brokers, registered representatives or any other persons) either directly in cash, by fee splitting, or indirectly by the providing of gifts or services (including the allocation of brokerage). IMRO also prohibits the payment of certain inducements. No arrangements involving referral fees or inducements should be entered into obligating RPFI or any employee unless approved by the Baltimore Legal Department.

RELEASE OF INFORMATION TO THE PRESS. All requests for information from the media concerning RPFI's corporate affairs, mutual funds, investment services, investment philosophy and policies, and related subjects should be referred to Martin Wade, David Testa, or to the Public Relations Department in Baltimore for reply. Investment professionals who are contacted directly by the press concerning a particular fund's investment strategy or market outlook may use their own discretion, but are advised to check with the Public Relations
Department in Baltimore if they do not know the reporter or feel it may be inappropriate to comment on a particular matter.

RESPONSIBILITY TO REPORT VIOLATIONS. Every employee who becomes aware of a violation of this Code is encouraged to report, on a confidential basis, the violation to his or her supervisor. If the supervisor appears to be involved in the wrongdoing, the report should be made to the next level of supervisory authority or to Martin Wade. Upon notification of the alleged violation, the supervisor is obligated to advise the Baltimore Legal Department.

It is RPFI's policy that no adverse action will be taken against any employee who reports a violation in good faith.

SERVICE AS TRUSTEE, EXECUTOR OR PERSONAL REPRESENTATIVE.
Employees   may  serve  as   trustees,   co-trustees,   executors   or  personal
representatives for the estates of or trusts created by close family members. Employees may also serve in such capacities for estates or trusts created by nonfamily members. However, if an employee expects to be actively involved in an investment capacity in connection with an estate or trust created by a nonfamily member, he or she must first be granted permission by the Ethics Committee. If an employee serves in any of these capacities, securities transactions effected in such accounts will be subject to the prior approval and reporting requirements of our Statement of Policy on Securities Transactions.
If any employees presently serve in any of these capacities for nonfamily members, they should report these relationships in writing to the Ethics Committee.

SPEAKING ENGAGEMENTS AND PUBLICATIONS. Employees are often asked to accept speaking engagements on the subject of investments, finance, or their own particular specialty with our organization. This is encouraged by the firm, as it enhances our public relations, but you should obtain approval from Martin Wade before you accept such requests.

You may also accept an offer to teach a course on investments or related topics (for example, at a local college) in your individual capacity with the approval of the head of your Division. You should also contact the Baltimore Legal Department in this instance to discuss any guidelines triggered by NASD or other regulatory requirements.

Before making any commitment to write or publish any article or book on a subject related to investments or your work at RPFI, approval should be obtained from Martin Wade.

TRADING IN SECURITIES WITH INSIDE INFORMATION. The purchase or sale of securities while in possession of material, inside information is prohibited by U.S., U.K., and other governmental laws. Information is considered inside and material if it has not been publicly disclosed and is sufficiently important that it would affect the decision of a reasonable person to buy, sell or hold stock in an issuer, including T. Rowe Price Associates' stock. Under no circumstances may an employee transmit such information to any other person, except to other employees who are required to be kept informed on the subject. All employees should read and understand the Statement of Policy on Material, Inside (Non-Public) Information (see page

3-1). Any questions regarding the firm's policies in this area should be addressed to the Baltimore Legal Department, the London Compliance Team, Robert Fleming Group Compliance in London ("RF Group Compliance"), or the Jardine Fleming Compliance Office in Hong Kong ("JF Compliance").

                                      ROWE PRICE-FLEMING INTERNATIONAL, INC.
                                                STATEMENT OF POLICY
                                                        ON
                                     MATERIAL, INSIDE (NON-PUBLIC) INFORMATION


PURPOSE OF STATEMENT OF POLICY. The purpose of this Statement of Policy ("Statement") is to comply with the requirement of the United States Insider Trading and Securities Fraud Enforcement Act to establish, maintain, and enforce written procedures designed to prevent insider trading. This Statement explains:
(i) the general legal prohibitions and sanctions regarding insider trading; (ii) the meaning of the key concepts underlying the prohibitions; (iii) the obligations of each officer, director, and employee ("Employee") of Rowe Price-Fleming International, Inc. ("RPFI") in the event he or she comes into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading. RPFI has also adopted a Statement of Policy on Securities Transactions ("Securities Transactions Statement"), which requires certain persons to obtain prior clearance with respect to their personal securities transactions and to report such transactions on a timely basis.

The general principles of this Statement also apply to Personnel of Related Entities as that term is defined in the Securities Transactions Statement; Personnel of Related Entities, however, should follow the specific procedures regarding inside information established by their respective firms.

THE BASIC INSIDER  TRADING  PROHIBITION.  The "insider  trading"  doctrine under
United  States  securities  laws  generally   prohibits  any  person  (including
investment advisers) from:

o trading in a security while in possession of material, non-public information regarding the security;

o     tipping such information to others;

o recommending the purchase or sale of securities while in possession of such information;

o     assisting someone who is engaged in any of the above activities.

Thus,  "insider  trading"  is not  limited  to  insiders  of the  company  whose securities are being traded. It can also apply to non-insiders, such as investment analysts, portfolio managers and stockbrokers. In addition, it is not limited to persons who trade. It also covers persons who tip material, non-public information or recommend transactions in securities while in possession of such information.

POLICY OF RPFI ON INSIDER TRADING. It is the policy of RPFI to prohibit any of its

Employees, while in possession of material, non-public information, from trading securities or recommending transactions, either personally or in its proprietary accounts or on behalf of others (including mutual funds and private accounts), or communicating material, non-public information to others in violation of the securities laws of the United States or any other country that has jurisdiction over its activities.

"NEED TO KNOW" POLICY. All information regarding planned, prospective or ongoing securities transactions must be treated as confidential. Such information must be confined, even within the firm, to only those individuals and departments who must have such information in order for RPFI to carry out its engagement properly and effectively.

TRANSACTIONS INVOLVING T. ROWE PRICE ASSOCIATES, INC. STOCK.  One of
RPFI's parents is T. Rowe Price Associates, Inc. ("Price Associates"), which is a public company whose stock is traded on the NASDAQ/NMS System. Certain Employees of RPFI could, under certain circumstances, be deemed to be "insiders" with respect to Price Associates. It is therefore important that these persons not discuss with family, friends or other persons any matter concerning Price Associates which might involve material, non-public information, whether favorable or unfavorable.

SANCTIONS. Penalties for trading on material, non-public information are severe, both for the individuals involved in such unlawful conduct and their employers. An Employee of RPFI who violates the insider trading laws can be subject to some or all of the penalties described below, even if he or she does not personally benefit from the violation:

o     Injunctions;

o     Treble damages;

o     Disgorgement of profits;

o     Criminal fines;

o     Jail sentences;

o Civil penalties for the person who committed the violation (which would, under normal circumstances, be the Employee and not the firm) of up to three times the profit gained or loss avoided, whether or not the individual actually benefitted; and

o Civil penalties for RPFI (and other persons, such as managers and supervisors, who are deemed to be controlling persons) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided under U.S. law. Fines can be unlimited under U.K. law.

In addition, any violation of this Statement can be expected to result in serious sanctions being imposed by RPFI, including dismissal of the person(s) involved.

The provisions of both U.S. and U.K. law discussed below are complex and wide ranging. So if you are in any doubt about how they affect you, you must consult a member of the RPFI Compliance Team in London (the "London Compliance Team") or the Legal Department in Baltimore ("Baltimore Legal Department").

U.S. LAW REGARDING INSIDER TRADING PROHIBITIONS.

Introduction. "Insider trading" is a top enforcement priority of the United States Securities and Exchange Commission ("SEC"). In 1988, the United States Insider Trading and Securities Fraud Enforcement Act (the "Act") was signed into law. This Act has had a far reaching impact on all public companies and especially those engaged in the securities brokerage or investment advisory industries, including directors, executive officers and other controlling persons of such companies. While the Act does not provide a statutory definition of "insider trading," it contains major changes to the previous law. Specifically, the Act:

      Written Procedures. Requires SEC-registered brokers, dealers and investment advisers to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of material, non-public information by such persons.

      Civil Penalties. Imposes severe civil penalties on brokerage firms, investment advisers, their management and advisory personnel and other "controlling persons" who fail to take adequate steps to prevent insider trading and illegal tipping by Employees and other "controlled persons." Persons who directly or indirectly control violators, including entities such as RPFI, and their officers and directors, now face penalties to be determined by the court in light of the facts and circumstances, but not to exceed the greater of $1,000,000 (U.S. dollars) or three times the amount of profit gained or loss avoided as a result of the violation.

Criminal Penalties. Provides penalties for criminal securities law violations:

      o    Maximum jail term -- ten years;

      o    Maximum criminal fine for individuals -- $1,000,000;

      o Maximum criminal fine for entities --$2,500,000.

      Private Right of Action. Establishes a statutory private right of action on behalf of contemporaneous traders against insider traders and their controlling persons.

      Bounty Payments. Authorizes the SEC to award bounty payments to persons who provide information leading to the successful prosecution of insider trading violations. Bounty payments are at the discretion of the SEC, but may not exceed 10% of the penalty imposed.

Basic Concepts of Insider Trading. The four critical concepts in United States insider trading cases are: (1) fiduciary duty/misappropriation, (2) materiality,
(3) non-public, and (4) possession. Each concept is discussed below.

Fiduciary Duty/Misappropriation. In two decisions, Dirks v. SEC and Chiarella v. United States, the United States Supreme Court held that insider trading and tipping violate the federal securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider, such as a corporate officer, purchases securities of his or her corporation on the basis of material, non-public information. Such conduct breaches a duty owed to the corporation's shareholders. The duty breached, however, need not be to shareholders to support liability for insider trading; it could also involve a breach of duty to a client, an employer, employees, or even a personal acquaintance.

The concept of who constitutes an "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purpose. A temporary insider can include, among others, a company's attorneys, accountants, consultants, and bank lending officers, as well as the employees of such organizations. In addition, any person may become a temporary insider of a company if he or she advises the company or provides other services, provided the company expects such person to keep any material, non-public information disclosed confidential.

Court decisions in the United States have held that, under a "misappropriation" theory, an outsider (such as an investment analyst) may be liable if he or she breaches a duty to anyone by: (1) obtaining information improperly or (2) using information that was obtained properly for an improper purpose. For example, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory. Similarly, an analyst who trades in breach of a duty owed either to his or her employer or client may be liable under the misappropriation theory. For example, the United States Supreme Court upheld the misappropriation theory when a lawyer received material, non-public information from a law partner who represented a client contemplating a tender offer, where that lawyer used the information to trade in the securities of the target company.

The situations in which a person can trade while in possession of material, non-public information without breaching a duty are so complex and uncertain that the only safe course is not to trade, tip or recommend securities while in possession of material, non-public information.

Materiality. Insider trading restrictions arise only when the information that is used for trading, tipping or recommendations is "material." The information need not be so important that it would have changed an investor's decision to buy or sell; rather, it is enough that it is the type of information on which reasonable investors rely in making purchase or sale decisions.

      Resolving Close Cases. The United States Supreme Court has held that, in close cases, doubts about whether or not information is material should be resolved in favor of a finding of materiality. You should also be aware that your judgment regarding materiality may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

      Effect on Market Price. Any information that, upon disclosure, is likely to have a significant impact on the market price of a security should be considered material.

      Future  Events.   The  materiality  of  facts  relating  to  the  possible
      occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

      Illustrations. The following list, though not exhaustive, illustrates the types of matters that might be considered material: a joint venture, merger or acquisition; the declaration or omission of dividends; the acquisition or loss of a significant contract; a change in control or a significant change in management; a call of securities for redemption; the borrowing of a significant amount of funds; the purchase or sale of a significant asset; a significant change in capital investment plans; a significant labor dispute or disputes with subcontractors or suppliers; an event requiring a company to file a current report on Form 8-K with the SEC; establishment of a program to make purchases of the company's own shares; a tender offer for another company's securities; an event of technical default or default on interest and/or principal payments; advance knowledge of an upcoming publication that is expected to affect the market price of the stock.

      These illustrations are equally applicable to Price Associates as a public company and should serve as examples of the types of matters that Employees should not discuss with persons outside the firm. Remember, even though you may have no intent to violate any securities law, an offhand comment to a friend might be used unbeknownst to you by such friend to effect purchases or sales of Price Associates' stock. If such transactions were discovered and your friend were prosecuted, your status as an informant or "tipper" would directly involve you in the case.

Non-public vs. Public Information. Any information which is not "public" is deemed to be "non- public." Just as an investor is permitted to trade on the basis of information that is not material, he or she may also trade on the basis of information that is public. Information is considered public if it has been disseminated in a manner making it available to investors generally. An example of non- public information would include material information provided to a select group of analysts but not made available to the investment community at large. Set forth below are a number of ways in which non-public information may be made public:

      Disclosure to News Services and National Papers. The U.S. stock exchanges require each exchange-traded issuer to disseminate material, non-public information about itself to: (1) the national business and financial newswire services (Dow Jones and Reuters); (2) the national service (Associated Press); and (3) The New York Times and The Wall Street Journal.

      Local Disclosure. An announcement by an issuer in a local newspaper might be sufficient for a company that is only locally traded, but might not be sufficient for a company that has a national market.

      Information in SEC Reports. Information contained in reports filed with the SEC will be deemed to be public.

      Information in Brokerage Reports. Information published in bulletins and research reports disseminated by brokerage firms will, as a general matter, be deemed to be public.

If RPFI is in possession of material, non-public information with respect to a security before such information is disseminated to the public (i.e., such as being disclosed in one of the public media described above), RPFI and its Employees must wait a sufficient period of time after the information is first publicly released before trading or initiating transactions to allow the information to be fully disseminated.

Concept of Possession. It is important to note that the SEC takes the position that the United States law regarding insider trading prohibits any person from trading in a security in violation of a duty of trust and confidence while in possession of material, non-public information regarding the security. This is in contrast to trading on the basis of the material, non-public information. To illustrate the problems created by the use of the "possession" standard, as opposed to the "caused" standard, the following three examples are provided:

      First, if the investment committee to the International Stock Fund were to obtain material, non- public information about one of its portfolio companies from an RPFI equity research analyst, that fund would be prohibited from trading in the securities to which that information relates. The prohibition would last until the information is no longer material or non-public.

      Second, if the investment committee to the International Stock Fund obtained material, non- public information about a particular portfolio security but continued to trade in that security, then the committee members, RPFI, and possibly management personnel might be liable for insider trading violations.

      Third, even if the investment committee to the Fund does not come into possession of the material, non-public information known to an RPFI equity research analyst, if it trades in the security, it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

Tender Offers. Tender offers are subject to particularly strict regulation under the United States securities laws. Specifically, trading in securities which are the subject of an actual or impending tender offer by a person who is in possession of material, non-public information relating to the offer is illegal, regardless of whether there was a breach of fiduciary duty. Under no circumstances should you trade in securities while in possession of material, non-public information regarding a potential tender offer.

U.K. LAW REGARDING INSIDER TRADING PROHIBITIONS.

The U.K. Act. The Criminal Justice Act 1993 (the "U.K. Act") prohibits an "insider" from:

o dealing in "securities" about which he or she has "inside information";

o encouraging another person to deal in those securities;

o disclosing the "inside information" otherwise than in the proper performance of the insider's employment office or profession.

The definition of "securities" is very wide and is not limited to U.K. securities. The U.K. Act also covers all dealing in "securities," whether on or off market and whether done within or without the U.K.

The following flow chart illustrates the core concepts under the U.K. Act:



                                               DOES A DEFENSE APPLY?


                                                     DOES THE
                                                    TRANSACTON
                                                      INVOLVE
                                                   "SECURITIES"

                                                      DO YOU
                                                     HAVE THE
                                                 INFORMATION AS AN
                                                    "INSIDER"?

                                                ARE YOU DEALING ON
                                                   A "REGULATED
                                                     MARKET"?

                                               DOES DEALING INVOLVE
                                                  A "PROFESSIONAL
                                                  INTERMEDIARY"?


                                                    GO TO JAIL



                                                      GO FREE



    ARE YOU
 "DISCLOSING"?



                                                      ARE YOU
                                                   "ENCOURAGING"
                                                     DEALING?

                                                    ARE YOU AN
                                                    INDIVIDUAL
                                                   WITH "INSIDE
                                                   INFORMATION"

      Who is an Insider?  A person has information as an "insider" if:

o it is, and he or she knows that it is, "inside information" and;

               o he or she has it, and knows that he or she has it, directly or indirectly from an "inside source". An "inside source" is any director, employee or shareholder of an issuer of securities or anyone having access to the information by virtue of his or her employment, profession, office and duties.

What is Inside Information Under the U.K. Act? "Inside Information" is information which:

o relates to particular securities, or particular issuers of securities;

o is specific or precise;

o has not been "made public"; and

o is likely to have a significant effect on the price if it were "made public". Ex a m pl es of pri c e- se ns iti ve inf or m ati on w ou ld in cl ud e
                                                             knowledge of any:








                      o         proposed takeover or merger;

                      o         potential company insolvency;

o unpublished information as to profits or losses of any company for any period;

o decision by a company concerning dividends or other distributions;

o proposed change in the capital structure of a company;

o material acquisitions or realizations of assets by a company;

o substantial acquisition or disposal of shares of a company;

o proposal to change the general character or nature of the business of a company or group;

     o proposed change in the directors or senior executives of a company; and

     o substantial borrowing by a company.

      When is Information Made Public?  Information is "made public" if it:

          o is published in accordance with the rules of a regulated market for the purpose of informing investors and their professional advisers;

              o        is contained in records open to public inspection;

          o can be readily acquired by any person likely to deal in the securities

                      o         to which the information relates, or

                      o         of an issuer to which the information relates;

              o        is derived from information which has been "made public".

          Criminal Penalties. The penalties under the U.K. Act are a maximum of seven years imprisonment and an unlimited fine.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC
INFORMATION.

All Employees stationed in London, Paris, and Buenos Aires will be referred to in this portion of the Statement as "London Employees." All Employees stationed in Hong Kong, Singapore and Tokyo will be referred to in this portion of the Statement as "Hong Kong Employees." Unless specified in this manner, the Statement applies to all RPFI Employees, except those who are subject to the Price Associates Code of Ethics and its Procedures. The list of issuers about which Employees have material, inside information will be referred to in this Statement as the RPFI Restricted List. Although the general principles of this Statement apply to Personnel of Related Entities, they should follow the specific procedures regarding inside information established by their respective firms.

        A. Procedures for London Employees. Whenever a London Employee comes into possession of material, non-public information about a security or an issuer of a security, he or she should immediately inform Carol Eve of the London Compliance Team that he or she is in possession of such information and the nature of the information. Carol Eve will make a record of this notification by placing the issuer on the RPFI Restricted List, noting the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on this List. She will also promptly relay this information to Dottie Jones in the Compliance Department in Baltimore ("Baltimore Compliance"), Christine To, the Head Dealer at the RPFI Hong Kong Dealing Desk ("Hong Kong Head Dealer"), and the Head Dealer at the Robert Fleming Investment Management Dealing Desk ("RF Dealing Desk") or his or her designee ("RF Head Dealer"). Dottie Jones will add the issuer to the Price Associates= Restricted List. If the London Employee is unsure about whether the information is material and non-public, he or she should immediately contact the London Compliance Team, the RF Group Compliance, or the Baltimore Legal Department for advice. The London Employee shall refrain from disclosing the information to anyone else, including persons within RPFI, unless specifically advised to the contrary.

          When the information is no longer material and/or non-public, Carol Eve will remove the issuer from the RPFI Restricted List and note the reason for and the date and local time of removal of the issuer from this List. She will also promptly relay the information to Dottie Jones, Christine To, and the RF Head Dealer. Dottie Jones will remove the issuer from the Price Associates= Restricted List. If the London Employee or Carol Eve is unsure whether the issuer should be removed from the RPFI Restricted List, he or she should first contact RF Group Compliance or the Baltimore Legal Department for advice.

          B. Procedures for Hong Kong Employees. Whenever a Hong Kong Employee comes into possession of material, non-public information about a security or the issuer of any security, he or she should immediately inform Christine To that he or she is in possession of such information and the nature of the information. Christine To will make a record of this notification by placing the issuer on the RPFI Restricted List, noting the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on this List. She will also promptly relay this information to JF Compliance, Dottie Jones and Carol Eve. Carol Eve will relay this information to the RF Head Dealer. Dottie Jones will add the issuer to the Price Associates= Restricted List. If the Hong Kong Employee is unsure about whether the information is material and/or non- public, he or she should immediately contact the London Compliance Team, JF Compliance or the Baltimore Legal Department for advice. The Hong Kong Employee shall refrain from disclosing the information to anyone else, including persons within RPFI, unless specifically advised to the contrary.

          When the information is no longer material and/or non-public, Christine To will remove the issuer from the RPFI Restricted List and note the reason for and the date and local time of removal of the issuer from this List. She will also promptly relay this information to Dottie Jones, JF Compliance, and Carol Eve, who will inform the RF Head Dealer. Dottie Jones will remove the issuer from the Price Associates= Restricted List. If the Hong Kong Employee or Christine To is unsure whether the issuer should be removed from the RPFI Restricted List, he or she should first contact JF Compliance or the Baltimore Legal Department for advice.

          C. Procedures for Baltimore Employees. Employees working in Baltimore ("Baltimore Employees") are subject primarily to Price Associates= Code of Ethics and Procedures. Under this Code and Procedures, if a Baltimore Employee or a Price Associates= employee comes into possession of material, non-public information about a security or the issuer of any security, he or she must immediately inform the Baltimore Legal Department. If that Department determines that the information is both material and non-public, the issuer will be placed on either the Price Associates= Watch or Restricted List and, if the issuer is a non- U.S. issuer, on the RPFI Restricted List. If the issuer is a non-U.S. issuer, Dottie Jones will promptly relay the identity of the issuer, the person(s) in possession of the information, the reason for its inclusion, and the local time and date on which the issuer was placed on the RPFI List to Christine To and Carol Eve, who will relay this information to the RF Head Dealer. Dottie Jones will document the addition as required by Price Associates= Procedures. The Baltimore Employee shall refrain from disclosing the information to anyone else, including persons within RPFI, unless specifically advised to the contrary.

          When the information is no longer material and/or non-public, Dottie Jones will remove the issuer from the Price Associates= List and, if applicable, the RPFI List, and, if the issuer is a non-U.S. issuer, promptly relay this information to Christine To and Carol Eve, who will inform the RF Head Dealer. Dottie Jones will document the removal as required by Price Associates= Procedures.

          Carol Eve will keep a record of all inclusions and removals of issuers on the RPFI Restricted List for six(6) years.

          D. General Procedures for All Employees. Specifically, Employees in any office may not:

          o Trade in securities to which the material, non-public information relates;

               o       Disclose the information to others;

               o Recommend purchases or sales of the securities to which the information relates.

The RPFI Restricted List is highly confidential and should, under no circumstances, be disseminated to anyone outside RPFI, the Dealing Desks, RF Group Compliance, JF Compliance, the Baltimore Legal Department, and Baltimore Compliance.

SPECIFIC PROCEDURES RELATING TO THE SAFEGUARDING OF INSIDE
INFORMATION.

To ensure the confidentiality of the RPFI Restricted List, it is important that all Employees take the following steps to safeguard the confidentiality of material, non-public information:

        o Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

        o To the extent practical, limit access to the areas of the firm where confidential information could be observed or overheard to Employees with a business need for being in the area;

          o Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

        o Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects;

        o Exercise care to avoid placing documents containing confidential information in areas where they may be read by unauthorized persons and store such documents in secure locations when they are not in use; and

        o Destroy copies of confidential documents no longer needed for a project.

RPFI has adopted specific written procedures, Procedures Pertaining to the Administration of the Statement of Policy on Material, Inside (Non-Public) Information ("Procedures"). They are considered a part of this Statement and will be distributed to all appropriate personnel.

EDUCATION PROGRAM. While the probability of research analysts and portfolio managers being exposed to material, non-public information with respect to issuers considered for investment by clients is greater than that of other Employees, it is imperative that all Employees have a full understanding of this Statement.

To ensure that all Employees are properly informed of and understand RPFI's policy with respect to insider trading, the following program has been adopted:

      Initial  Review for New  Employees.  All new  Employees  and  Personnel of
      Related Entities will be given a copy of the Code of Ethics, which includes this Statement. Each such person is required to read the Code and acknowledge in writing that he or she will abide by its applicable provisions. A member of the London Compliance Team will review this Statement with each new portfolio manager, research analyst, and trader promptly after the person=s assumption of one of these positions.

      Distribution of Statement. Any time this Statement is materially revised, copies will be distributed to all Employees and Personnel of Related Entities.

      Annual Review with Research Analysts, Portfolio Managers and Traders. A member of the London Compliance Team will review this Statement at least annually with RPFI portfolio managers, research analysts, and traders.

      Annual Confirmation of Compliance. All Employees and Personnel of Related Entities will be asked to confirm their understanding of and adherence to this Statement on an annual basis.

QUESTIONS. If you have any questions with respect to the interpretation or application of this Statement generally or in connection with a specific issuer, you should consult with the London Compliance Team, RF Group Compliance, JF Compliance or a member of the Baltimore Legal Department.

                                      ROWE PRICE-FLEMING INTERNATIONAL, INC.
                                                STATEMENT OF POLICY
                                                        ON
                                              SECURITIES TRANSACTIONS


BACKGROUND INFORMATION.

        Legal Requirement. In accordance with the requirements of the securities laws of the United States (i.e., the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940 and the Insider Trading and Securities Fraud Enforcement Act of 1988) and the various United Kingdom laws and regulations, Rowe Price-Fleming International, Inc. ("RPFI") and the mutual funds which it manages ("RPFI Funds") have adopted this Statement of Policy on Securities Transactions ("Statement"). A similar Statement ("TRPA Statement") has been adopted by T. Rowe Price Associates, Inc. ("Price Associates"), its other affiliated companies and the Price Funds. Funds sponsored and managed by Price Associates or RPFI may be referred to collectively in this Statement as the "Price Funds."

        RPFI's Fiduciary Position. As an investment adviser, RPFI is in a fiduciary position which requires it to act with an eye only to the benefit of its clients, avoiding those situations which might place, or appear to place, the interests of RPFI or its officers, directors or employees in conflict with the interests of clients.

        Purpose of Statement. The Statement was developed to help guide RPFI and its officers, non-affiliated directors and employees and the independent directors of the RPFI Funds and Personnel of Related Entities in the conduct of their personal investments and to:

               o eliminate the possibility of a transaction occurring that the United States Securities and Exchange Commission or other regulatory bodies would view as illegal, such as Front Running (see definition below);

               o avoid situations where it might appear that RPFI or the RPFI Funds or any of their officers, directors or employees had personally benefitted at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

          o prevent, as well as detect, the misuse of material, non-public information.

        All those covered by this Statement are urged to consider the reasons for the adoption of this Statement. RPFI's and the RPFI Funds' reputations could be adversely affected as the result of even a single transaction considered questionable in light of the fiduciary duties of RPFI and the independent directors of the RPFI Funds.

        Front Running. Front Running is illegal. It is generally defined as the purchase or sale of a security by an officer, director or employee of an investment adviser or mutual fund in anticipation of and prior to the adviser effecting similar transactions for its clients in order to take advantage of or avoid changes in market prices effected by the clients' transactions.

          ETHICS COMMITTEE. RPFI has established an Ethics Committee which is responsible for the administration of this Statement. Its members are Martin Wade (London) and Henry Hopkins and M. David Testa (Baltimore).

LONDON COMPLIANCE OFFICER. The Ethics Committee has designated the London Compliance Team to carry out the compliance functions described in this Statement. The members of the London Compliance Team include Carol Eve and Rachel Dickens.

PERSONS SUBJECT TO STATEMENT. The provisions of this Statement apply to the following, who will be referred to as "Covered Persons." In the case of an individual, the term "Covered Person" includes the individual's spouse, minor children, and certain other relatives, as further described on page 4-5 of this Statement.

          RPFI. RPFI for its own account, including sponsored retirement plans of the firm, if any.

        RPFI  Employees  and  Officers.   Each  officer  and  employee  of  RPFI
        ("Employees"). Employees shall be divided into the following categories:

               Employees stationed in RPFI's Buenos Aires, Paris and London offices will be referred to as "London Employees";

               Employees stationed in RPFI's Hong Kong, Singapore and Tokyo office will be referred to as "Hong Kong Employees";

               Employees stationed in RPFI's Baltimore office will be referred to as "Baltimore Employees". Baltimore Employees are subject to all the provisions of the TRPA Statement, including its prior clearance and various reporting requirements. Therefore, although Baltimore Employees will be subject to this Statement's general principles, they will not be subject to the Statement's prior clearance or reporting requirements or the restrictions on the use of non-affiliated brokers. The TRPA Statement is considered a part of this Statement.

        Certain Temporary Workers.  These workers include:

          o Any temporary or consultant when his or her assignment at RPFI exceeds or will exceed four weeks or when his or her cumulative assignments exceed eight weeks over a twelve-month period; and

                      o Any contingent worker immediately at the time of engagement if his or her assignment is more than casual in nature or if he or she will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

        Personnel of Related Entities. Any officer, director or employee of one of the entities ("Related Entities") listed below ("Personnel of Related Entities") who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any one of RPFI's clients, or whose functions or duties relate to the making of any such recommendation with respect to the purchase or sale of securities by any one or more of RPFI's clients.

                      o Robert Fleming Holdings Limited, o Jardine Fleming International Limited, o Jardine Fleming Holdings Limited, or o Any other company in a control relationship to RPFI.

        The London Compliance Team will keep a record of all such Related Entity Personnel. This list, which shall be revised to reflect any changes on a quarterly basis, shall be sent to the Compliance Section of the Legal Department in Baltimore ("Baltimore Compliance").

        Non-Affiliated Directors of RPFI. Directors of RPFI who are neither officers nor employees of RPFI or Price Associates and who, in connection with their regular functions or duties, do not make, participate in, or obtain information regarding the purchase or sale of a security by any one of RPFI=s clients, or whose functions or duties do not relate to the making of any such recommendation with respect to the purchase or sale of securities by any one of RPFI=s clients. They are subject to:

        o      the Statement's general principles;
        o      the Statement=s transaction reporting requirements;
        o      dealing with clients restrictions;
        o      co-investing restrictions;
        o      investment in client investment partnership restrictions; and
        o      1/2% ownership reporting requirements

        They are exempt from:

        o      prior clearance requirements; and
        o      the requirements and rules dealing with:

               o      new issues;

               o      investment clubs;
               o      private placements;
               o      short sales;
               o      trading activity;
               o      non-affiliated brokers;
          o   brokerage   confirmations,   periodic   account   statements   and
          notification of
                      broker/dealer accounts;
               o      the 60 day rule; and
               o      disclosure of personal securities holdings.

        However, they are subject to personal securities transaction rules adopted by their respective employers (Robert Fleming Holdings or Jardine Fleming and their affiliates). In addition, any Non-Affiliated Director who, in connection with his or her regular duties, receives information that would create conflicts on matters covered by the Code, will be treated as Personnel of Related Entities.

        Independent Directors of RPFI Funds. The Independent Directors of the RPFI Funds include those directors of the RPFI Funds who are not deemed to be "interested persons" of RPFI. The Independent Directors of the RPFI Funds are prohibited from owning the stock of Price Associates. They are subject to:

        o      the Statement's general principles;
        o      the Statement=s transaction reporting requirements;
        o      dealing with clients restrictions;
        o      co-investing restrictions;
        o      investment in client investment partnership restrictions; and
        o      1/2% ownership reporting requirements

        They are exempt from:

        o      prior clearance requirements; and
        o      the requirements and rules dealing with:

               o      new issues;
               o      investment clubs;
               o      private placements;
               o      short sales;
               o      trading activity;
               o      non-affiliated brokers;

               o  brokerage  confirmations,   periodic  account  statements  and
               notification of broker/dealer accounts;

               o      the 60 day rule; and
               o      disclosure of personal securities holdings.

        Retired Employees of RPFI. Each retired officer, director or employee of RPFI who continues to receive investment research information from RPFI will be considered an Employee under this Statement.

               Investment Personnel. The term "Investment Personnel" includes those Employees and Personnel of Related Entities:

                    o who are authorized to make investment decisions or to recommend securities transactions on behalf of the Firm's clients (e.g., separate account managers and members of the RPFI Fund Advisory groups and Cash Management Team);

                             o      who are research analysts; and

                             o      who are traders for RPFI.


QUESTIONS ABOUT THE STATEMENT. Covered Persons are urged to seek the advice of Martin Wade or Henry Hopkins or their designees when they have questions as to the application of this Statement to their individual circumstances.

TRANSACTIONS SUBJECT TO STATEMENT. Except as provided below, the provisions of this Statement apply to every securities transaction in which a Covered Person has, or by reason of the transaction may acquire, any direct or indirect beneficial ownership interest and over which transaction the Covered Person has direct or indirect control. This includes a right to dividends that is separated or separable from the underlying securities (but not merely the right to dividends alone), and the right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

Generally, a natural person is considered to have beneficial ownership in securities:

               o      held in his or her name

                    o held in the name of a member of the person's immediate family who resides with the person

                    o held by a trust for which the person acts as trustee, if at least one trust beneficiary is a member of the person's immediate family

                    o held by a trust of which the person is a beneficiary where the trustee does not exercise exclusive investment control

                    o held by a general or limited partnership of which the person is a general partner

                    o held by a general or limited partnership of which the person is a limited partner, if he or she has some control over portfolio securities held by the partnership

                    o held by any entity or person (including partnership, corporation or trust) if the person makes the investment decisions for that entity or person.

If a Covered Person is involved in an investment account for a family situation, trust, partnership, corporation, etc., which the Covered Person feels should not be subject to the Statement's prior approval and/or reporting requirements, a request for clarification or exemption may be submitted to the London Compliance Team, which will refer the matter to a member of the Ethics Committee for decision. An example of this type of situation is where a person has a direct or indirect beneficial interest in an account, but has no direct or indirect control over the investment management process. Any such request for clarification or exemption should name the account, the interest of the Covered Person in such account, the persons or firms responsible for its management, and the basis upon which the exemption is being claimed.

PRIOR CLEARANCE OF SECURITIES TRANSACTIONS (OTHER THAN PRICE
ASSOCIATES' STOCK). Except as provided below, Covered Persons are required to obtain prior clearance before directly or indirectly initiating, recommending, or in any way participating in the purchase or sale of a security in which the Covered Person has, or by reason of such transaction may acquire, any beneficial interest. Prior clearance must be obtained regardless of how or through what entity the transaction is effected. Receiving prior clearance does not relieve a Covered Person from conducting his or her personal securities transactions in full compliance with the Code including its prohibition on trading while in possession of material, inside information, and with applicable law, including the prohibition on Front Running (see page 4-1 for definition of Front Running).

        Persons Exempt From Prior Clearance Requirements. These prior clearance requirements (except the requirements applying to Price Associates= stock) do not apply to the Non- Affiliated Directors of RPFI who, in connection with their regular functions or duties, do not make, participate in, or obtain information regarding the purchase or sale of a security by any one of RPFI=s clients, or whose functions or duties do not relate to the making of any such recommendation with respect to the purchase or sale of securities by any one of RPFI=s clients, or to the Independent Directors of the RPFI Funds (who are prohibited from owning Price Associates= stock). Those Covered Persons who are subject to these and related requirements are hereinafter referred to as "Clearing Covered Persons."

        If a Clearing Covered Person has been denied prior clearance, he or she may apply to the London Compliance Team, which will refer the matter to a member of the Ethics Committee for a waiver. All such requests must be in writing and must fully describe the basis upon which the waiver is being requested. Clearing Covered Persons should be aware that waivers are not routinely granted.

                    Transactions Exempt From Prior Clearance Requirements. All securities transactions must receive prior clearance except the following:

                    Open-ended Collective Investment Schemes, including Unit Trusts and U.S. Mutual Funds. Purchases or redemptions of shares of any open-ended collective investment scheme, unit trust and U.S. open-end investment companies, including the Price Funds, and similar foreign-registered investment vehicles.

                    Government Obligations. Purchases or sales of direct U.S. or Foreign Government obligations.

                    Securities of Robert Fleming Holdings, Ltd. Purchases or sales of the securities of Robert Fleming Holdings, Ltd. directly from or to the issuer.

               Regular Savings Schemes. Purchases effected through a systematic investment plan involving the automatic investment of a set amount on predetermined dates (i.e., a regular savings scheme or savings plan), provided that, if the underlying investment(s) in the scheme or plan is not exempt from prior clearance, the London Compliance Team has been previously notified by the Clearing Covered Person that he or she will be participating in the scheme or plan and any purchase to initiate participation in the scheme or plan receives prior clearance.

               Dividend Reinvestment Plans. Purchases effected through an established Dividend Reinvestment Plan ("DRP"), provided the London Compliance Team is first notified by the Clearing Covered Persons that he or she will be participating in the DRP. A Clearing Covered Person=s purchase of share(s) of the issuer to initiate participation in the DRP or his or her purchase of shares in addition to those purchased with dividends (a "Connected Purchase") must receive prior clearance.

               Corporate Actions (e.g., stock splits and similar transactions). The acquisition of additional shares of an existing holding through the reinvestment of income dividends and capital gains in mutual funds and similar investment vehicles, stock splits, stock dividends, exercise of rights, exchanges or conversions.

                    Mandatory   Tenders.   Purchases  and  sales  of  securities
                    pursuant to a mandatory tender
               offer.

               Payroll Deduction Plans. Purchases or exchanges by a Clearing Covered Person=s spouse pursuant to a payroll deduction plan, provided the London Compliance Team has been previously notified by the Clearing Covered Person that the spouse will be participating in the payroll deduction plan.

               Exercise of Stock Option of Corporate Employer by Spouse. Transactions involving the exercise by a Clearing Covered Person=s spouse of a stock option issued by the corporation employing the spouse.

               Inheritances.  Acquisition of securities through inheritance.

               Gifts.  Acquisition or disposition of securities by gift.

        Procedure for Obtaining Prior Clearance. Requests for prior clearance may be made orally, by electronic mail, or by submitting a written form to the London Compliance Team. The London Compliance Team, which is responsible for processing all such requests, will enter on a standard form entitled "Confirmation of Prior Clearance of Proposed Security Transactions Form ("Confirmation Form") the following information: (i) the date of the request, (ii) the person making the request, (iii) the name of the security, (iv) the number of shares or amount of bond involved, (v) the nature of the transaction, i.e., whether the transaction is a purchase or sale, (vi) whether the request was approved or disapproved, and the date and time of the approval or disapproval
        (vii) if disapproved, the reason for the disapproval, (viii) if approval was granted pursuant to an exemption being granted, the name of the person granting the exemption, and (ix) whether the value of the requested transaction exceeds U.S. $100,000.

        Responses to all requests will be confirmed by the London Compliance Team by electronic mail or on a standard written form documenting the request and its approval/disapproval.

        Requests will normally be processed on the same day; however, additional time may be required.

        Effectiveness of Prior Clearance. Prior clearance of a securities transaction is effective for three (3) business days from and including the date the clearance is granted. If the proposed securities transaction is not executed within this time, a new clearance must be obtained.

                    Reasons for Disallowing Proposed Transactions. A proposed security transaction will be disapproved by the London Compliance Team if:

                    Pending Client Orders by RPFI. An order has been placed by RPFI to purchase or sell the security.

                    Pending Client Orders by Price Associates. An order has been placed by Price Associates to purchase or sell the security.

               Purchases and Sales Within Seven (7) Calendar Days. The security has been purchased or sold by any client of RPFI or Price Associates within the seven (7) calendar days immediately prior to the date of the proposed transaction. For example, if a client transaction occurs on Monday, a Clearing Covered Person may not purchase or sell that security until Tuesday of the following week. If all clients have eliminated their holdings in a particular security, the seven-day restriction is not applicable to a Clearing Covered Person's transactions in that security.

                    Securities Subject to Internal Trading Restrictions. The issuer has been placed on the RPFI Restricted List.

TRANSACTIONS IN STOCK OF PRICE ASSOCIATES. Because Price Associates is a public company, ownership of its stock subjects its officers, inside and independent directors, and employees to special legal requirements under the United States securities laws. These requirements have been extended to apply to Covered Persons, except the Independent Directors of the RPFI Funds, who are prohibited from owning the stock of Price Associates. Each Covered Person (excluding the Independent Directors of the RPFI Funds) is responsible for his or her own compliance with these requirements. Price Associates= stock may be purchased through any broker- dealer, including T. Rowe Price Investment Services, Inc=s TRP Brokerage division, as long as all other requirements have been met. In connection with these legal requirements, RPFI has adopted the following rules and procedures:

        Quarterly Earnings Report. Covered Persons must refrain from initiating transactions in Price Associates' stock in which they have a beneficial interest, generally from the sixth trading day following the end of the quarter (or such other date as management shall from time to time determine) until the third trading day following the public release of earnings. Employees will be notified in writing through the Office of the Secretary of Price Associates ("Secretary") from time to time as to the controlling dates.

        Prior Clearance. Covered Persons are required to obtain clearance prior to effecting any proposed transaction (including gifts and transfers) involving shares of Price Associates' stock owned beneficially. Requests for prior clearance must be in writing on the form entitled "Notification of Proposed Transaction" (available from the Price Associates= Corporate Records Department) and submitted to the Secretary who is responsible for processing and maintaining the records of all such requests. Receiving prior clearance does not relieve Covered Persons from conducting their personal securities transactions in full compliance with the applicable securities laws and regulations, including the prohibition on trading while in possession of material, inside information. Transactions in Price Associates= stock effected through certain options exercises are exempted from the application of the 60 day rule. See p. 4-17.

                    All Covered Persons must obtain prior clearance of any transaction involving Price Associates= stock from the Office of the Secretary of Price Associates. Dividend Reinvestment Plans. Purchases of Price Associates= stock effected through a dividend reinvestment plan need not receive prior clearance if the Secretary=s office has been previously notified by the Employee that he or she will be participating in that plan. Reporting of transactions effected through that plan need only be made quarterly, except that Covered Persons who are subject to Section 16 of the United States Securities Exchange Act of 1934 reporting must report such transactions monthly.

        Effectiveness of Prior Clearance. Prior clearance of transactions in Price Associates' stock is effective for five (5) business days from and including the date the clearance is granted, unless (i) advised to the contrary by the Secretary prior to the proposed transaction, or (ii) the person receiving the approval comes into possession of material, non-public information concerning the firm. If the proposed transaction in Price Associates' stock is not executed within this time period, a new clearance must be obtained.

        Reporting of Disposition of Proposed Transaction. Covered Persons must notify the Secretary of the disposition (whether the proposed transaction was effected or not) of each transaction involving shares of Price Associates= stock owned directly within two business days of its execution, or within seven days of the date of prior clearance, if not executed. Insider Reporting and Liability. Under current rules, certain officers, directors and 10% stockholders of a publicly traded company ("Insiders") are subject to the requirements of Section 16. The Secretary will inform you if you are an Insider. If you are an Insider, you should refer to the TRPA Code for further information on reporting requirements for Insiders. Insiders include the directors and certain managing directors of Price Associates.

        Liability for Short-Swing Profits. Under United States securities laws, profit realized by certain officers, as well as directors and 10% stockholders of a company (including Price Associates) as a result of a purchase and sale (or sale and purchase) of stock of the company within a period of less than six months must be returned to the firm upon request.

USE OF NON-AFFILIATED BROKERS.

Clearing Covered Persons must effect all their non-U.S. personal securities transactions through the trading desks of Robert Fleming and Jardine Fleming, respectively, unless otherwise exempted. The following transactions are exempt from this requirement without approval by the London Compliance Team if approved by RF Compliance or JF Compliance, as appropriate:

                    Open-ended Collective Investment Schemes, including Unit Trusts and U.S. Mutual Funds

               New Issues

                    Investments in Investment Trusts made through Personal Equity Plans unless self-
               managed

               Exercise of Options and Warrants

                    Acquisitions of shares in investment trusts under any dividend reinvestment or regular savings scheme

               Exercise of Price Associates= stock options, including cashless exercises, if exercised through BT-Alex Brown and duplicate account information is sent directly to RF Group Compliance by BT-Alex Brown.

Application for any other exemption from this requirement, including for a Clearing Covered Person=s spouse's securities transactions if the spouse is subject to conflicting requirements due to his or her employment, must be made to the London Compliance Team. If the London Compliance Team approves the application, it will forward it to RF Group Compliance or to JF Compliance, as appropriate, for its approval as well.

BROKERAGE CONFIRMATIONS AND PERIODIC ACCOUNT STATEMENTS. For transactions other than those effected through the Robert Fleming and Jardine Fleming trading desks, Clearing Covered Persons must request broker-dealers executing transactions in which they are considered to have beneficial ownership and control (see page 4-5 for definition of Beneficial Ownership) to send to the attention of the London Compliance Team the following documents:

                    Duplicate Confirmations. A duplicate confirmation with respect to each and every reportable transaction (see pp. 4-9, 4-11, 4-12), including any transaction in Price Associates' stock.

                    Periodic Statements. A copy of all periodic statements for all such securities accounts.

PERMISSION REGARDING BROKER/DEALER ACCOUNTS (OTHER THAN WITH
ROBERT FLEMING AND JARDINE FLEMING).

        Clearing Covered Persons. Clearing Covered Persons must contact the London Compliance Team to obtain RF Group Compliance or JF Compliance permission, as appropriate, before opening or trading in a securities account with any broker/dealer, including T. Rowe Price Investment Services, Inc.=s TRP Brokerage division.

        New Clearing Covered Persons. New Clearing Covered Persons must apply to RF Group Compliance or JF Compliance, as appropriate, through the London Compliance Team for permission to maintain any existing securities accounts with any broker/dealer promptly upon joining the firm.

REPORTING REQUIREMENTS (OTHER THAN PRICE ASSOCIATES' STOCK).

                    Transactions That Must Be Reported. Other than for the transactions specified below as exempt, every Covered Person is required to file with the London Compliance Team (or, in the case of the Independent Directors of the RPFI Funds, with Baltimore Compliance) a report of the following securities transactions:

               Cleared Transactions. Any transaction that is subject to the prior clearance requirements, including purchases in underwritten new or secondary issues, purchases and sales of shares of Investment Trusts, and private placement transactions.

                    Securities of Robert Fleming Holdings, Ltd. Transactions involving the purchase or sale of the securities of Robert Fleming Holdings, Ltd. directly from or to the issuer.

               Regular Savings Schemes. Transactions involving the purchase of securities by a Covered Person pursuant to a systematic investment plan, (i.e., a regular savings scheme or savings plan) if the underlying investment(s) is not exempt from prior clearance. Reporting of these transactions must be made promptly after the Covered Person receives his or her reports regarding these transactions (e.g., if the Covered Person receives reports semi-annually only, he or she must report the transactions on that basis).

                    Mandatory   Tenders.   Purchases  and  sales  of  securities
                    pursuant to a mandatory tender offer.

               Payroll Deduction Plans/Spousal Stock Option. Transactions involving the purchase or exchange of securities by a Covered Person's spouse pursuant to a payroll deduction plan or the exercise by a Covered Person's spouse of a stock option issued by the spouse's employer. Reporting of these transactions must be made promptly after the Covered Person receives his or her reports regarding these transactions (e.g., if the Covered Person receives reports semi-annually only, he or she must report the transactions on that basis).

               Inheritances.  Acquisition of securities through inheritance.

               Gifts.  Acquisition or disposition of securities by gift.

                    Transactions   Exempt   From   Reporting.    The   following
                    transactions are exempt from the reporting requirements:

               Open-ended Collective Investment Schemes, including Unit Trusts and U.S. Mutual Funds. Purchases or redemptions of shares of any open-ended collective investment schemes, unit trust and U.S. open-end investment companies, including the Price Funds and similar, foreign-registered investment vehicles, except that any Covered Person who serves as the president or executive vice president of a Price Fund must report his or her beneficial ownership or control of shares in that Fund to Baltimore Compliance.

                    Government Obligations. Purchases or sales of direct U.S. or Foreign Government obligations.

               Corporate Actions (e.g., stock splits and similar transactions). The acquisition of additional shares of existing corporate holdings through the reinvestment of income dividends and capital gains in mutual funds and similar investment vehicles, stock splits, stock dividends, exercise of rights, exchanges or conversions.

Dividend Reinvestment Plans. The purchase of securities with dividends effected through an established DRP. If, however, a Connected Purchase must receive prior clearance (see p. 4-7), that transaction must also be reported.

        Report Form.  Reports should be made either:

               For transactions conducted through Robert Fleming or Jardine Fleming trading desks -- by submitting a printout, signed by the reporting person, from the Robert Fleming or Jardine Fleming mainframe that reports all transactions conducted through the pertinent Robert Fleming or Jardine Fleming trading desk; or

               For transactions not conducted through Robert Fleming or Jardine Fleming trading desks -- on the form designated "Rowe Price-Fleming International, Inc. Report of Personal Securities Transactions," a supply of which is available from the London Compliance Team, unless a transaction is executed through a broker-dealer that sends duplicate confirmations and account statements regarding the transaction to the London Compliance Team or Baltimore Compliance, as required; when such duplicate reporting occurs, the Covered Person does not need to make a further report.

        When Reports are Due. A securities transaction report must be filed within ten (10) calendar days after the end of the calendar quarter, regardless of whether there have been any reportable transactions. London Employees, Personnel of Related Entities, and the Non-affiliated Directors of RPFI must file these reports directly with the London Compliance Team, which shall compare each signed report with the appropriate prior clearance record. Hong Kong Employees must file these reports with JF Compliance. JF Compliance shall forward the completed signed reports promptly to the London Compliance Team, which will compare each signed report with the appropriate prior clearance record.

        The London Compliance Team will send a copy of all such reports to Baltimore Compliance quarterly.

REPORTING REQUIREMENTS OF THE INDEPENDENT DIRECTORS OF THE RPFI
FUNDS. The Independent Directors of the RPFI Funds are subject to similar reporting requirements as other Covered Persons. Specifically, each Independent Director must file a report for each quarter's transactions with Baltimore Compliance no later than ten (10) calendar days after the end of the calendar quarter in which the transactions were effected. Reports must be filed for each quarter, regardless of whether there have been any reportable transactions. Baltimore Compliance will send the Independent Directors of the RPFI Funds a reminder letter and Reporting Form approximately ten (10) days prior to the end of each calendar quarter.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES TRANSACTIONS.

        Dealing with Clients. Covered Persons may not, directly or indirectly, sell to or purchase from a RPFI client any security. This prohibition does not preclude the purchase or redemption of shares of any mutual fund that is a client of RPFI.

        Client Investment Partnerships.

               Co-Investing. Covered Persons and the RPFI Funds are not permitted to co-invest in client investment partnerships of RPFI, Price Associates, or their affiliates, such as International Partners, Strategic Partners and Threshold.

               Direct Investment. The Independent Directors of the RPFI Funds are not permitted to invest as limited partners in client investment partnerships of RPFI, Price Associates, or their affiliates.

        Large Capitalization Exemption. Although subject to prior clearance, transactions involving securities in certain large companies, within the parameters set by the Ethics Committee, will be approved under normal circumstances ("Large Capitalization Securities").


               Transactions Involving Large Capitalization Securities. This exemption applies to transactions involving no more than $10,000 (all dollar references are to U.S. dollars) or the nearest round lot (if the amount of the transaction only marginally exceeds $10,000) per security per week in securities of companies with market capitalizations of $5 billion or more.

               Transactions Involving Options on Large Capitalization Securities. Clearing Covered Persons may not purchase uncovered put options or sell uncovered call options unless otherwise permitted under the "Options and Futures" discussion on p. 4-16. Otherwise, in the case of options on an individual security qualifying for the Large Capitalization Exemption, a Clearing Covered Person may trade the greater of 5 contracts or sufficient option contracts to control $10,000 in the underlying security; thus a Clearing Covered Person may trade 5 contracts even if this permits the Clearing Covered Person to control more than $10,000 in the underlying security. Similarly, the Clearing Covered Person may trade more than 5 contracts as long as the number of contracts does not permit him or her to control more than $10,000 in the underlying security.

        These parameters are subject to change by the Ethics Committee.

Margin Accounts. Clearing Covered Persons are not permitted to trade on margin for the purchase of securities.

        Underwritten New and Secondary Issues.

Investment Personnel. Although subject to prior clearance, Investment Personnel may purchase securities which are the subject of an underwritten new or secondary issue if:

                      o The issue is open to the general public and allocations are made by the issuer / syndicate on a purely random basis (lottery) or on a pro- rata basis per application ( collectively "Pro-rata Offering"); and

o No order for the purchase of any such securities has been entered by RPFI or Price Associates on behalf of any client; and

o The number of shares to be purchased is commensurate with the normal size and activity of the Investment Personnel's account; and

                             o The Investment Personnel wishing to purchase the securities will not participate in the firm=s investment decision regarding any client investment in the underwritten issue.

               This   restriction   extends  to  corporate  and  municipal  debt
securities.

               Non-Investment Personnel. Clearing Covered Persons other than Investment Personnel ("Non-Investment Personnel") may purchase securities in a Pro-rata Offering if the first three of the four conditions described above are met. Non-Investment Personnel may also purchase securities, including corporate and municipal debt securities, which are the subject of an underwritten new or secondary issue (and are not part of a Pro-rata Offering) if prior approval has been obtained from the London Compliance Team. In considering such a request for approval, the London Compliance Team will determine whether the proposed transaction presents a conflict of interest with any of the firm's clients or otherwise violates the Code. The London Compliance Team will also consider whether:

1. The purchase is made through the Non-Investment Personnel's regular broker, bank, or from a syndicate member through a general solicitation or subscription form, if relevant;

2. The number of shares to be purchased is commensurate with the normal size and activity of the Non-Investment Personnel's account; and

                             3. If the transaction is a public offering in the United States, it otherwise meets the restrictions on free riding and withholding set by the National Association of Securities Dealers, Inc.

               All Personnel. Neither Investment Personnel nor Non-Investment Personnel will be permitted to purchase in an underwritten new or secondary issue if any of RPFI=s or Price Associates= clients are prohibited from doing so. This prohibition will remain in effect until these clients have had the opportunity to purchase in the secondary market once the underwriting is completed -- commonly referred to as the aftermarket. In addition, the 60 day rule applies to transactions in securities purchased in an underwritten new or secondary issue.

Japanese New Issues. All Clearing Covered Persons are prohibited from purchasing a security which is the subject of an underwritten new or secondary issue in Japan.

        Investment Clubs. Clearing Covered Persons may not form or participate in a stock or investment club unless prior written approval has been obtained from a member of the Ethics Committee. All transactions by such a stock or investment club are subject to the same prior clearance and reporting requirements applicable to an individual Clearing Covered Person=s trades.

        Private Placements.

               Prior Clearance Procedure. Clearing Covered Persons may not invest in a private placement of securities, including the purchase of limited partnership interests, unless prior written approval has been obtained from a member of the Ethics Committee and the Baltimore Legal Department. In considering such a request for approval, the member of the Ethics Committee and the Baltimore Legal Department will determine whether the investment opportunity (private placement) should be reserved for the firm's clients, and whether the opportunity is being offered to the employee by virtue of his or her position with the firm. The member of the Ethics Committee or the Baltimore Legal Department will inform the London Compliance Team whenever such an investment has been approved. The London Compliance Team will send written notice of the approval to Baltimore Compliance, and to RF Group Compliance or JF Compliance, as appropriate.

               Continuing Obligation. Any person who has received approval to invest in a private placement of securities and who, at a later date, anticipates participating in the firm's investment decision process regarding the purchase or sale of securities of the issuer of that private placement on behalf of any client, must immediately disclose his or her prior investment in the private placement to the London Compliance Team.

        Options and Futures.

Before engaging in options and futures transactions, Clearing Covered Persons should understand the impact that the 60-day Rule may have on their ability to close out a position (see page 4-17).



               Options and Futures on Securities and Indices Not Held by RPFI's or Price Associates= Clients. There are no specific restrictions with respect to the purchase, sale or writing of put or call options or any other option or futures activity, such as multiple writings, spreads and straddles, on securities of issuers (and options or futures on such securities) which are not held by any of RPFI's or Price Associates= clients.

               Options on Securities of Companies Held by RPFI=s or Price Associates= Clients. With respect to options on securities of issuers which are held by any of RPFI=s or Price Associate=s clients, it is the Firm=s policy that a Clearing Covered Person should not profit from a price decline of a security owned by a client. Therefore, such a Clearing Covered Person may: (i) purchase call options and sell covered call options and (ii) purchase covered put options and sell put options. A Clearing Covered Person may not purchase uncovered put options or sell uncovered call options, even if the issuer of the underlying security is eligible for the Large Capitalization Exemption, unless purchased in connection with other options on the same security as part of a straddle, combination or spread strategy which is designed to result in a profit to the Clearing Covered Person if the underlying security rises in or does not change in value. The purchase, sale and exercise of options are subject to the same restrictions as those set forth with respect to securities, i.e., the option should be treated as if it were the common stock itself.

               Other Options and Futures Held by RPFI's or Price Associates= Clients. Any other option or futures transaction with respect to securities held by any of RPFI's or Price Associates= clients will be approved or disapproved on a case-by-case basis after due consideration is given as to whether the proposed transaction or series of transactions might appear to or actually create a conflict with the interests of any of RPFI's or Price Associates= clients. Such transactions include transactions in futures and options on futures involving financial instruments regulated solely by the United States Commodity Futures Trading Commission ("CFTC").

Short Sales. Clearing Covered Employees may not sell any security short which is owned by any client of RPFI or Price Associates.

        Trading Activity.

General Rule. Clearing Covered Persons are discouraged from engaging in a pattern of securities transactions which are either:

1. So excessively frequent as to potentially impact the person's ability to carry out his or her assigned responsibilities, or

2. Involve securities positions which are disproportionate to the person's net assets.

               60 Day Rule. Robert Fleming and Jardine Fleming do not permit Clearing Covered Persons to engage in any security transaction (even a sale at a loss) unless the security has been held for 60 days. Under U.S. procedures, Clearing Covered Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days. An "equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security, or similar securities with a value derived from the value of the subject security.

               The 60 day rule does not apply:

o to any transaction exempt from prior clearance (see p. 4-6);

o to the purchase and sale or sale and purchase of exchange traded index options; and

                      o to the cashless exercise of options/same day sale of Price Associates= and/or Robert Fleming stock if the options are "in the money" and have been held for at least 60 days

               Clearing Covered Persons may apply for a waiver from the 60 day rule to the London Compliance Team, which will refer the matter to a member of the Ethics Committee and to RF Group Compliance or JF Compliance, as appropriate. All such requests must be in writing and must fully describe the basis upon which the waiver is being requested; such waivers are not routinely granted.

Investments in Non-Listed Securities Firms. Clearing Covered Persons may not purchase or sell the shares of a broker/dealer, underwriter or a U.S. or other government registered investment adviser unless that entity is traded on a recognized U.S., U.K., or foreign exchange, listed as a NASDAQ/NMS stock, or permission is given under the Private Placement Procedures (See p. 4-15).

OWNERSHIP REPORTING REQUIREMENTS - ONE-HALF OF ONE PERCENT OWNERSHIP. If a Covered Person owns more than 2 of 1% of the total outstanding shares of a public or private company, he or she must immediately report in writing such fact to the London Compliance Team, providing the name of the company and the total number of such company's shares beneficially owned. The London Compliance Team will inform Baltimore Compliance about any such ownership promptly.

DISCLOSURE OF PERSONAL SECURITIES HOLDINGS BY CERTAIN EMPLOYEES.
Promptly after commencement of employment or appointment and thereafter on an annual basis (to be provided in conjunction with the annual verification form), each director (other than a Non- Affiliated Director, who, in connection with his or her regular functions or duties, does not make, participate in, or obtain information regarding the purchase or sale of a security by any one of RPFI=s clients, or whose functions or duties do not relate to the making of any such recommendation with respect to the purchase or sale of securities by any one or more of RPFI=s clients), trader, portfolio manager, and research analyst of RPFI is required to disclose in writing all securities holdings in which he or she is considered to have beneficial ownership and control (see page 4-5 for the definition of the term Beneficial Ownership). The form will be provided upon commencement of employment or appointment and thereafter annually and should be submitted directly to the London Compliance Team, which will provide a copy to Baltimore Compliance.

CONFIDENTIALITY OF RECORDS. RPFI makes every effort to protect the privacy of its Covered Persons in connection with Personal Securities Holdings and Personal Securities Transaction Reports.

SANCTIONS. Strict compliance with the provisions of this Statement is considered a basic provision of association with RPFI and the RPFI Funds. The Ethics Committee and the London Compliance Team are primarily responsible for administering this Statement. In fulfilling this function, the Ethics Committee will institute such procedures as it deems reasonably necessary to monitor Covered Persons' compliance with this Statement and to otherwise prevent and detect violations.

        Violations by Employees and Directors of RPFI. Upon discovering a material violation of this Statement by a Covered Person other than an Independent Director of a RPFI Fund, the Ethics Committee will impose such sanctions as it deems appropriate or may, in its discretion, refer the matter to the Board of Directors of RPFI to determine the appropriate sanctions. Sanctions may include, inter alia, a letter of censure or suspension or termination of employment, and/or officership of the violator. In addition, the violator may be required to surrender to RPFI, or to the party or parties it may designate, any profit realized from any transaction that is in violation of this Statement. All material violations of this Statement shall be reported to the Board of Directors of RPFI and to the Board of Directors of any RPFI Fund with respect to whose securities such violations may have been involved.

        Violations by Independent Directors of RPFI Funds. Upon discovering a material violation of this Statement by an Independent Director of a RPFI Fund, the Ethics Committee shall report such violation to the Board of Directors of RPFI and to the RPFI Fund Boards on which the director serves. The RPFI Board of Directors and the RPFI Fund Boards will impose such sanctions as they deem appropriate.

Violations by Baltimore Employees of RPFI. Upon discovering a material violation of the Price Associates= Statement of Policy on Securities Transactions by a Baltimore-based employee of RPFI, the Price Associates= Ethics Committee shall report such violation to the Board of Directors of RPFI and to the Board of Directors of any RPFI Fund with respect to whose securities such violations may have been involved.



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                                      ROWE PRICE FLEMING INTERNATIONAL, INC.
                                                STATEMENT OF POLICY
                                                        ON
                                             CORPORATE RESPONSIBILITY

ROWE PRICE-FLEMING INTERNATIONAL, INC.=S FIDUCIARY POSITION. As an investment adviser, Rowe Price-Fleming International, Inc. ("RPFI") is in a fiduciary relationship with each of its clients. This fiduciary duty obligates RPFI to act with an eye only to the benefit of its clients. Accordingly, when managing its client accounts (whether private counsel clients, mutual funds, limited partnerships, or otherwise), RPFI's primary responsibility is to optimize the financial returns of its clients consistent with their objectives and investment program.

DEFINITION OF CORPORATE RESPONSIBILITY ISSUES. Concern over the behavior of corporations has been present since the Industrial Revolution. Each generation has focused its attention on specific issues. Concern over the abuses of the use of child labor in the 1800's was primarily addressed by legislative action which mandated industrialized countries to adhere to new laws restricting and otherwise governing the employment of children. In other instances, reform has been achieved through shareholder action -- namely, the adoption of shareholder proposals. The corporate responsibility issues most often addressed during the past decade have involved:

        o Ecological issues, including toxic hazards and pollution of the air and water; o Employment practices, such as the hiring of women and minority groups; o Product quality and safety; o Advertising practices;
        o Animal testing; o Military and nuclear issues; and o International politics and operations, including the world debt crisis, infant formula, and child labor laws.

CORPORATE RESPONSIBILITY ISSUES IN THE INVESTMENT PROCESS. RPFI recognizes the legitimacy of public concern over the behavior of business with respect to issues of corporate responsibility. RPFI's policy is to review the merits of such issues that pertain to any issuer which is held in a client portfolio or which is being considered for investment. RPFI believes that a corporate management's record of identifying and resolving issues of corporate responsibility is one of many criteria for evaluating the investment merits of the issuer. Enlightened corporate responsibility can enhance an issuer=s long term prospects for business success. The absence of such a policy can have the converse effect.

QUESTIONS REGARDING CORPORATE RESPONSIBILITY. Should an employee have any questions regarding RPFI's policy with respect to a corporate responsibility issue or the manner in which RPFI has voted or intends to vote on a proxy matter, he or she should contact a member of the Corporate Responsibility Committee, which is responsible for the administration of this Statement. Its members are Martin Wade and John Ford (London) and M. David Testa (Baltimore).

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                                      ROWE PRICE-FLEMING INTERNATIONAL, INC.
                                                STATEMENT OF POLICY
                  WITH RESPECT TO COMPLIANCE WITH UNITED STATES COPYRIGHT LAWS

Purpose of Statement of Policy. To protect the interests of Rowe Price-Fleming International, Inc. ("RPFI") and its employees, RPFI has adopted this Statement of Policy with Respect to Compliance with Copyright Laws (AStatement@) to: (1) inform its employees regarding the legal principles governing copyrights, trademarks, and service marks; and (2) ensure that RPFI=s various copyrights, trademarks, and service marks are protected from infringement.

Definition of Trademark, Service Mark, and Copyright under United States Law

Trademark. A trademark is normally a word, phrase, or symbol used to identify and distinguish a product or a company. For example, Kleenex is a trademark for a particular brand of facial tissues.

         Service Mark. A service mark is normally a word, phrase, or symbol used to identify and distinguish a service or the provider of a service. For example, Invest With Confidence is a registered service mark which identifies and distinguishes the mutual fund management services offered by Price Associates. The words Atrademark@ and Aservice mark@ are often used interchangeably, but as a general rule a trademark is for a tangible product, whereas a service mark is for an intangible good or service. Because most of RPFI=s and Price Associates= business activities involve providing services (e.g. investment management; transaction processing and account maintenance; information, etc.), most of RPFI=s and Price Associates= registered marks are service marks.

         Copyright. In order to protect the authors and owners of books, articles, drawings, music, or computer programs and software, the U.S. copyright law makes it a crime to reproduce, in any manner, any copyrighted material without the express written permission of the author or publisher. Under current law, all original works are copyrighted at the moment of creation; it is no longer necessary to register a copyright. Copyright infringements may result in judgments of actual damages (i.e., the cost of additional subscriptions), as well as punitive damages, which can be as high as $100,000 (U.S. dollars) per infringement.

Registered Trademarks and Service Marks. Once RPFI has registered a trademark or service mark with the United States Patent and Trademark Office, it has the exclusive right to use that mark. In order to preserve rights to a registered trademark or service mark, RPFI must (1) use the mark on a continuous basis and in a manner consistent with the Certificate of Registration; (2) place an encircled AR@ (7) next to the mark in the first, or most prominent, occurrence in all publicly distributed media; and (3) take action against any party infringing upon the mark.

Establishing a Trademark or Service Mark. The Baltimore Legal Department has the responsibility to register and maintain all trademarks and service marks and protect them against any infringement. If RPFI wishes to utilize a particular word, phrase, or symbol as a trademark or service mark, the Baltimore Legal Department must be notified as far in advance as possible so that a search may be conducted to determine if the proposed mark has already been registered or used by another entity. Until clearance is obtained from the Baltimore Legal Department, no new mark should be used. This procedure has been adopted to ensure that RPFI does not unknowingly infringe upon another company=s mark. Once a proposed mark is cleared for use, it must be accompanied by the abbreviations ATM@ or ASM,@ as appropriate, until it has been registered. All trademarks and service marks which have been registered with the U.S. Patent and Trademark Office must be accompanied by an encircled AR@ when used in any public document. These symbols need only accompany the mark in the first or most prominent place it is used in each publicly circulated document. Subsequent use of the same trademark or service mark in such material does not need to be marked. The Baltimore Legal Department maintains a written summary of all RPFI=s registered and pending trademarks and service marks. All registered and pending trademarks and service marks are also listed in the T. Rowe Price Style Guide. If you have any questions regarding the status of a trademark or service mark, you should contact the Baltimore Legal Department.

Infringement of RPFI=s Registered Marks. If an employee notices that another entity is using a mark similar to one which RPFI has registered, the Baltimore Legal Department should be notified immediately so that appropriate action can be taken to protect RPFI=s interests in the mark.

Reproduction of Articles and Similar Materials for Internal Distribution, or for Distribution to Shareholders, Clients and Others Outside the Firm. In general, the reproduction of copyrighted material is a violation of United States law. Exceptions under the Afair use@ doctrine include reproduction for scholarly purposes, criticism, or commentary, which ordinarily do not apply in a business environment. Occasional copying of a relatively small portion of a newsletter or magazine to keep in a file, circulate to colleagues with commentary, or send to a client with commentary is generally permissible under the Afair use@ doctrine. Written permission from the author or publisher must be obtained by any employee wishing to reproduce copyrighted material for internal or external distribution, including distribution via the Internet (or the T. Rowe Price Associates= intranet). It is the responsibility of each employee to obtain permission to reproduce copyrighted material. Such permission must be in writing and forwarded to the Baltimore Legal Department. If the publisher will not grant permission to reproduce copyrighted material, then the requestor must purchase from the publisher either additional subscriptions to the periodical or the reprints of specific articles. The original article or periodical may be circulated as an alternative to purchasing additional subscriptions or reprints.

     Personal Computer Software Programs. Software products and on-line information services purchased for use on RPFI=s personal computers are generally copyrighted material under United States copyright laws and may not be reproduced without proper authorization from the software vendor. See the RPFI Statement of Policy With Respect to Computer Security and Related Issues (page 7-1 et seq.) for more information.



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



                                      ROWE PRICE-FLEMING INTERNATIONAL, INC.

                                               STATEMENT OF POLICY
                           WITH RESPECT TO COMPUTER SECURITY AND RELATED ISSUES


PURPOSE OF STATEMENT OF POLICY. The central role of computer systems ("Systems") in the operations of Rowe Price-Fleming International, Inc. ("RPFI") underscores the importance of minimizing potential loss or disruption to these systems. The data stored on computers, as well as the specialized software programs and systems developed for RPFI's use, are valuable assets and must be protected accordingly. In addition, the data, programs and systems are highly confidential. For these reasons, each office of the firm has developed computer security measures to prevent unauthorized use, change, destruction, or disclosure of information stored on computers, whether intentional or unintentional. Employees in each office must familiarize themselves with and adhere to their office's policies in this area.

PARTICIPATION ON BULLETIN BOARDS. Because communications by our firm or any of its employees on on-line bulletin boards are subject to United States, state, and NASD advertising regulations, unsupervised participation can result in serious securities violations. An employee must first receive the authorization of the Baltimore Legal Department before initiating or responding to a message on any computer bulletin board relating to the firm, or RPFI or Price Fund, or any investment option or service. This policy applies whether or not the employee intends to disclose his or her relationship to the firm, whether or not our firm sponsored the bulletin board, and whether or not the firm is the principal focus of the bulletin board.

CONFIDENTIALITY OF SYSTEMS ACTIVITIES AND INFORMATION. Systems activities and information stored on our firm's computers (including e-mail) may be subject to monitoring by RPFI personnel or others. All such information, including messages on the firm's e-mail system, are records of the firm and the sole property of the firm. The firm reserves the right to monitor, access and disclose for any purpose all information, including all messages sent, received, or stored through the Systems. The use of the firm's computer Systems is for the transaction of firm business and is for authorized users only.

By using the firm's Systems, you agree to be bound by this Statement and consent to the access to and/or disclosure of all information, including e-mail messages, by the firm. Employees do not have any expectation of privacy in connection with the use of the Systems, or with the transmission, receipt, or storage of information in the Systems. In addition, employees should understand that e- mail sent through the Internet is not secure and could be intercepted by a third party. Therefore, if you have a need to exchange secure e-mail using the Internet, you should contact your Help Desk or Information Security area for assistance.

Information entered into our firm's computers but later deleted from the Systems may continue to be maintained permanently on our firm's back-up tapes. Employees should take care so that they do not create documents that might later be embarrassing to them or to our firm. This policy applies to e-mail as well to any other communication on the Systems.

APPLICATION OF U.S. COPYRIGHT LAW TO SOFTWARE PROGRAMS. Software products and on-line information services purchased for use on RPFI=s personal computers are generally copyrighted material under United States copyright laws and may not be reproduced without proper authorization from the software vendor. This includes both the software diskette(s) and any program manuals or documentation as well as data retrievable from on-line information systems. Unauthorized reproduction of such material or information or downloading or printing such material is a violation of United States law, and the software vendor can sue to protect the developer=s rights. In addition to criminal penalties such as fines and imprisonment, civil damages can be awarded in excess of $50,000 (U.S. dollars).

QUESTIONS REGARDING THIS STATEMENT. Employees should direct any questions regarding this Statement to their office's Help Desk or Information Security area or to the Baltimore Legal Department as appropriate.

                                      ROWE PRICE-FLEMING INTERNATIONAL, INC.
                                                STATEMENT OF POLICY
                                                        ON
                                   COMPLIANCE WITH UNITED STATES ANTITRUST LAWS


Purpose

         To protect the interests of the company and its employees, Rowe Price-Fleming International, Inc. ("RPFI") has adopted this Statement of Policy on Compliance with United States Antitrust Laws ("Statement"). The Statement (1) informs employees about the legal principles governing prohibited anticompetitive activity in the conduct of RPFI=s business, and (2) establishes guidelines for contacts with other members of the investment management industry to avoid violations of United States antitrust laws.

The Basic Anticompetitive Activity Prohibition under United States Law

         Section 1 of the United States Sherman Antitrust Act (the AAct@) prohibits agreements, understandings, or joint actions between companies that constitute a Arestraint of trade,@ i.e., reduce or eliminate competition.

         This prohibition is triggered only by an agreement or action among two or more companies; unilateral action never violates the Act. To constitute an illegal agreement, however, an understanding does not need to be formal or written. Comments made in conversations, casual comments at meetings, or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

         The agreed upon action must be anticompetitive. Some actions are Aper se@ anticompetitive, while others are judged according to a Arule of reason.@

         o Some activities have been found to be so inherently anticompetitive that a United States court will not even permit the argument that they have a procompetitive component. Examples of such per se illegal activities are agreements between competitors to fix prices or divide up markets into exclusive territories.

         o        Other joint  agreements  or  activities  will be examined by a court using the rule of reason approach to see if the procompetitive results of the arrangement outweigh the anticompetitive effects. Permissible agreements among competitors may include a buyers= cooperative, or a syndicate of buyers for an initial public offering. In rare instances, an association of sellers (such as ASCAP) may be permissible.

         There is also an exception for joint activity designed to influence government action. Such activity is protected by the First Amendment to the United States Constitution. For example, members of an industry may agree to lobby the Congress of the United States jointly to enact legislation that may be manifestly anticompetitive.

Penalties for Violating the Sherman Act

         A charge that the Act has been violated can be brought as a civil or a criminal action. Civil damages can include treble damages, plus attorneys fees. Criminal penalties for individuals can include fines of up to $350,000 and three years in jail, and $100 million (U.S. dollars) or more for corporations.

Situations in Which Antitrust Issues May Arise

         To avoid violating the Act, any agreement with other members of the investment management industry regarding which securities to buy or sell and under what circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and other services, must be made with the prohibitions of the Act in mind.

         Trade Association Meetings and Activities. A trade association is a group of competitors who join together to share common interests and seek common solutions to common problems. Such associations are at a high risk for anticompetitive activity and are closely scrutinized by regulators. Attorneys for trade associations, such as the Investment Company Institute, are typically present at meetings of members to assist in avoiding violations.

         Permissible Activities:

                  o Discussion of how to make the industry more competitive or efficient.

                  o An exchange of information or ideas that have procompetitive or competitively neutral effects, such as: methods of protecting the health or safety of workers; methods of educating customers and preventing abuses; and information regarding how to design and operate training programs.

                  o        Collective action to petition government entities.

         Activities to be Avoided:

     o Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales. Even if such information is publicly available, problems can arise if the information available to the public is difficult to compile or not as current as that being exchanged.

                           Exception: A third party consultant can, with appropriate safeguards, collect, compile and disseminate some of this information, such as salary information.

                  o Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

     o Discussion of specific customers, markets, or territories.

                  o Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "boycott").

         Investment-Related Discussions

         Permissible Activities: Buyers or sellers with a common economic interest may join together to facilitate securities transactions that might otherwise not occur, such as the formation of a syndicate to buy in a private placement or initial public offering of an issuer=s stock, or negotiations among creditors of an insolvent or bankrupt company.

         Competing  investment  managers  are  permitted  to serve on  creditors
         committees   together  and  engage  in  other  similar   activities  in
         connection with bankruptcies and other judicial proceedings.

         Activities to be Avoided: It is important to avoid anything that suggests involvement with any other firm in any threats to "boycott" or "blackball" new offerings, including making any ambiguous statement that, taken out of context, might be misunderstood to imply such joint action. Avoid careless or unguarded comments that a hostile or suspicious listener might interpret as suggesting prohibited coordinated behavior between RPFI and any other potential buyer.

                           Example: After an Illinois municipal bond default where the state legislature retroactively abrogated some of the bondholders= rights, several investment management complexes organized to protest the state=s action. In doing so, there was arguably an implied threat that members of the group would boycott future Illinois municipal bond offerings. Such a boycott would be a violation of the Act. The investment management firms= action led to an 18-month United States Department of Justice investigation. Although the investigation did not lead to any legal action, it was extremely expensive and time consuming for the firms and individual managers involved.

         If you are present when anyone outside of RPFI suggests that two or more investors with a grievance coordinate future purchasing decisions, you should immediately reject any such suggestion. As soon as possible thereafter, you should notify the Baltimore Legal Department, which will take whatever further steps are necessary.

     Benchmarking. Benchmarking is the process of measuring and comparing an organization=s processes, products and services to those of industry leaders for the purpose of adopting innovative practices for improvement.

                  o Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

                  o The list of issues that may and should not be discussed in the context of a trade association also applies in the benchmarking process.

                  o All proposed benchmarking agreements must be reviewed by the Baltimore Legal Department before RPFI agrees to participate in such a survey.










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